Exhibit 4.1

PREFERRED STOCK
[GRAPHIC]

CUSIP 98389F 40 8

NUMBER	SEE REVERSE FOR CERTAIN DEFINITIONS

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT

is the record holder of

FULLY PAID AND NONASSESSABLE SHARES OF      % CONVERTIBLE EXCHANGEABLE

PREFERRED STOCK, PAR VALUE $0.001 PER SHARE, OF

XCYTE THERAPIES, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

/s/ JOANNA S. BLACK	[SEAL]	/s/ RONALD J. BERENSON
Secretary		President and Chief Executive Officer

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER AND TRUST COMPANY
Transfer Agent and Registrar,

By:
Authorized Signature

XCYTE THERAPIES, INC.

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE CORPORATION, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS, INCLUDING, WITHOUT LIMITATION, A COPY OF THE CERTIFICATE OF DESIGNATIONS RELATED THERETO. SUCH REQUEST MAY BE MADE TO THE CORPORATION OR THE TRANSFER AGENT.

CONVERSION NOTICE

To:____________________________________________________________________________________________________

The undersigned registered owner of the Preferred Stock hereby irrevocably exercises the option to convert the Preferred Stock, or the portion hereof below designated, into shares of Common Stock in accordance with the terms of the Certificate of Designations, and directs that the shares issuable and deliverable upon such conversion, together with any shares issuable and deliverable or check in payment of any Make-Whole Dividend Payment, if any, and any check in payment for fractional shares and any Preferred Stock representing any unconverted amount of shares hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of the Preferred Stock not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:
Signature(s)

Signature Guarantee	Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Preferred Stock to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Preferred Stock if to be delivered, other than to and in the name of the registered holder:

Number of Shares to be converted (if less than all):

Name

Street Address	Social Security or other Taxpayer Identification Number

City, State and Zip Code

ASSIGNMENT

For value received, ___________________________________________________ hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________________________________________________

PLEASE INSERT SOCIAL SECURITY OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE

the Preferred Stock, and hereby irrevocably constitutes and appoints____________________________________________________ ___________________________________________________________________________________________________ attorney to transfer the said Preferred Stock on the books of the Corporation with full power of substitution in the premises.

Unless the appropriate box below is checked, the undersigned confirms that such Preferred Stock is not being transferred to the Corporation or an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an “Affiliate”).

☐	The transferee is an Affiliate of the Corporation

☐	The transferee is the Corporation

Dated:
Signature(s)

Signature Guarantee:
Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Preferred Stock to be delivered, other than to and in the name of the registered holder.
NOTICE: The signature on the conversion notice, or the assignment must correspond with the name as written upon the face of the Preferred Stock in every particular without alteration or enlargement or any change whatever.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-	as tenants in common	UNIF GIFT MIN ACT-	___________Custodian_______________
TEN ENT-	as tenants by the entireties		(Cust) (Minor)
JT TEN-	as joint tenants with		under Uniform Gifts to Minors
	right of survivorship and		Act ____________________________
	not as tenants in common		(State)
		UNIF TRF MIN ACT -	___________Custodian (until age_______)
(Cust)
___________under Uniform Transfers to Minors
(Minor)
Act ________________________________
(State)

Additional abbreviations may also be used though not in the above list.